Exhibit 32.2

            CERTIFICATION OF FINANCIAL STATEMENTS

Pursuant to 18 U.S.C. 1350, the Chief Financial Manager (Principal Financial Officer) of Art's-Way Manufacturing Co., Inc.
(the "Company"), hereby certify that this Form 10-QSB for the quarter ended February 29, 2004, and the consolidated financial statements therein, fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-QSB and the financial statements therein fairly present, in all material respects, the financial condition and results of operations of the Company for the period covered by the report.


By:

/s/ Carrie L. Majeski
Name:   Carrie L. Majeski
Chief Financial Manager
(Principal Financial Officer)

Date
6-14-04